EXHIBIT 23.1
                                    KPMG LLP
                                345 Park Avenue
                               New York, NY 10154

                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders
Standard Motor Products, Inc.:


We consent to incorporation by reference in the Registration statement on Form S-8 of Standard Motor Products, Inc., dated April 20, 2001, of our report dated February 23, 2001, except as to the second and third paragraphs of note 7, which are as of March 14, 2001, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows and related schedules for each of the years in the three year period ended December 31, 2000, which reports appear in the December 31, 2000 annual report on Form 10-K of Standard Motor Products, Inc.


/s/ KPMG LLP



New York, New York
April 20, 2001